UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 1, 2013

NGL ENERGY PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-35172	27-3427920
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6120 South Yale Avenue
Suite 805
Tulsa, Oklahoma 74136

(Address of principal executive offices) (Zip Code)

(918) 481-1119

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 8.01.  Other Events

On September 3, 2013, NGL Energy Partners LP (the “Partnership”) announced that it had entered into an LLC Interest Sale Agreement (the “Sale Agreement”) dated as of September 1, 2013 by and among WinCo Development, LLC (“Seller”), Coastal Plains Disposal #1, LLC (“Coastal”) and High Sierra Water-Eagle Ford, LLC.  Pursuant to the Sale Agreement, the Partnership agreed to acquire from Seller all of the outstanding membership interests of Coastal in exchange for aggregate consideration of approximately $109.5 million in cash and 222,381 common units of the Partnership.  The purchase price may be subject to further adjustment under the terms of the Sale Agreement, including with respect the estimated value of the acquired working capital.  Coastal operates a water disposal business.

The Partnership completed the transactions contemplated by the Sale Agreement on September 3, 2013.

The press release announcing such actions is filed as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release dated September 3, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NGL ENERGY PARTNERS LP

	By:	NGL Energy Holdings LLC,
its general partner

Date: September 5, 2013		By:	/s/ H. Michael Krimbill
H. Michael Krimbill
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated September 3, 2013